Exhibit 10.2

AMENDMENT TO WARRANTS

This Amendment to Warrants to Purchase Ordinary Shares (this “Amendment”), dated as of June 11, 2026, is entered into by and between Brenmiller Energy Ltd., a company organized under the laws of the State of Israel (the “Company”), and Alpha Capital Anstalt (the “Holder”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated July 25, 2025, among the Company and the Holder.

WHEREAS, the Holder is the holder of the warrants identified on Schedule A attached hereto (collectively, the “Existing Warrants”);

WHEREAS, pursuant to Amendment No. 2 to Securities Purchase Agreement, dated June 11, 2026, by and between the Company and the Holder (the “SPA Amendment”), the parties agreed, subject to Shareholder Approval (as defined therein), to reduce the exercise price of certain Existing Warrants held by the Holder; and

WHEREAS, the Company and the Holder desire to amend the Existing Warrants as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment of Existing Warrants.

Effective immediately upon receipt of Shareholder Approval (as defined in the SPA Amendment), the Exercise Price of each of the Existing Warrants identified on Schedule A attached hereto shall be amended to be $2.00 per Ordinary Share, subject to further adjustment in accordance with the terms of the applicable Existing Warrant.

2.	No Other Amendments.

Except as expressly set forth herein, all terms and provisions of the Existing Warrants shall remain unchanged and in full force and effect.

3.	Condition Precedent and Effect of Amendment.

The effectiveness of this Amendment shall be conditioned on the receipt of Shareholder Approval. For the avoidance of doubt, this Amendment shall not constitute, and shall not be deemed to constitute, a Triggering Issuance, Dilutive Issuance, Subsequent Closing, repricing event or similar event under the Securities Purchase Agreement, as amended, or any other Transaction Document, and shall not give rise to any adjustment, repricing, issuance of additional securities, payment, right or remedy other than the reduction of the Exercise Price expressly contemplated herein.

4.	Governing Law.

This Amendment shall be governed by and construed in accordance with the governing law provisions contained in the Existing Warrants.

5.	Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including PDF) or other electronic transmission shall be deemed original signatures and shall be fully effective.

(Signature page follows)

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY
Brenmiller Energy Ltd.

By:	/s/ Avi Bremiller
Name:	Avi Bremiller
Title:	Chief Executive Officer

HOLDER
Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Chief Executive Officer

SCHEDULE A

Warrants Issuance Date	Number of Warrants
July 28, 2025	90,659
September 29, 2025	273,765
December 3, 2025	147,437
December 29, 2025	68,681
February 12, 2026	68,681
March 10, 2026	68,681
April 27, 2026	68,681
June 1, 2026	598,802
June 12, 2026	314,613
Total	1,700,000